UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 16, 2013

Landmark Apartment Trust of America, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-52612	20-3975609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4901 Dickens Road, Suite 101 Richmond, Virginia		23230
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 237-1335

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

Acquisition of Landmark at Lancaster Place Apartments

On October 16, 2013, Landmark Apartment Trust of America, Inc. (“the Company”), through Landmark Apartment Trust of America Holdings, LP, its operating partnership (the “Operating Partnership”), acquired 100% of the partnership interests in Landmark at Lancaster Place LP, which owns as its sole asset a multifamily residential apartment project in Calera, Alabama, known as Landmark at Lancaster Place Apartments (the “Lancaster Place Property”), in exchange for aggregate consideration consisting of (i) 901,988 common limited partnership units in the Operating Partnership valued at $8.15 per unit representing aggregate consideration of approximately $7,351,207 (subject to prorations and adjustments), and (ii) existing mortgage indebtedness remaining in place with a current outstanding principal balance of approximately $10,571,886. The Lancaster Place Property is an apartment community located in Calera, Alabama, comprised of approximately 275,736 rentable square feet containing 240 units. As of October 16, 2013, the Lancaster Place Property was 94% occupied.

While the acquisition of the Lancaster Place Property is individually insignificant for purposes of the reporting requirements of Form 8-K, the property is related to the properties described in the Company’s Current Report on Form 8-K filed on October 9, 2013, and such properties are significant in the aggregate.

The existing mortgage remaining in place after the acquisition of the Lancaster Place Property had an outstanding balance as of closing of approximately $10,571,886 held in a CMBS pool master-serviced by Midland Loan Services, a division of PNC Bank. Interest accrues on the loan at a fixed rate equal to 4.1%, and the loan matures on January 31, 2019.

The contributor of the property was Elco LR OPT II REIT LP, which is affiliated with Messrs. Joseph G. Lubeck and Michael Salkind, two of the Company’s directors.

In evaluating the acquisition of the property and determining the appropriate amount of consideration to be paid, the Company considered a variety of factors, including property condition reports, tenant rent rolls, property location, visibility and access, age of the property, physical condition and curb appeal, neighboring property uses, local market conditions, including vacancy rates, area demographics, including average household income, neighborhood growth patterns and economic conditions, and the presence of demand generators.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth above under Item 2.01 regarding the issuance of common limited partnership units in the operating partnership is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Since it is impracticable to provide the required financial statements for the acquired real property described in Item 2.01 above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that such financial statements, to the extent required, will be filed on or before the date which is within the period allowed to file such an amendment.

(b)	Pro Forma Financial Information.

See paragraph (a) above.

(c)	Shell Company Transactions

None.

(d)	Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 22, 2013	Landmark Apartment Trust of America, Inc.

	By:	/s/ B. Mechelle Lafon
	Name:	B. Mechelle Lafon
	Title:	Assistant Chief Financial Officer, Treasurer and Secretary

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